Exhibit 99.1

Salesforce Announces Strong First Quarter Fiscal 2024 Results

SAN FRANCISCO, Calif. - May 31, 2023 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its first quarter fiscal 2024 ended April 30, 2023.

•First Quarter Revenue of $8.25 Billion, up 11% Year-Over-Year ("Y/Y"), up 13% Constant Currency ("CC")
•First Quarter GAAP Operating Margin of 5.0% and Non-GAAP Operating Margin of 27.6%
•Current Remaining Performance Obligation of $24.1 Billion, up 12% Y/Y, 12% CC
•First Quarter GAAP Diluted Earnings per Share ("EPS") of $0.20 and Non-GAAP Diluted EPS of $1.69
•Returned $2.1 Billion in First Quarter to Stockholders in the Form of Share Repurchases
•Initiates Second Quarter FY24 Revenue Guidance of $8.51 Billion to $8.53 Billion, up ~10% Y/Y
•Reiterates Full Year FY24 Revenue Guidance of $34.5 Billion to $34.7 Billion, up ~10% Y/Y
•Raises Full Year FY24 GAAP Operating Margin Guidance to ~11.4% and Non-GAAP Operating Margin Guidance to ~28.0%

“Salesforce significantly exceeded our non-GAAP margin target for the quarter — up 1,000 basis points year-over-year, and we are raising our FY24 non-GAAP operating margin guidance to a 550 basis point increase year-over-year,” said Marc Benioff, Chair and CEO of Salesforce. “At the same time, we are leading the next major revolution in CRM — infusing trusted, secure generative AI across our entire product portfolio. Salesforce's generative AI ecosystem wields Einstein GPT, Slack GPT, and Tableau GPT, delivering trusted power across our product portfolio. Our Salesforce GPT Trust Layer will shield customer data, enabling productive automation and intelligent enterprise enhancements securely.”

"Q1 represented another strong step forward as we accelerate our transformation and profitable growth strategy,” said Amy Weaver, President and CFO of Salesforce. “Our team delivered another double-digit growth quarter on the top and bottom line as we help customers increase productivity, drive efficiency, and become AI-first companies."

Salesforce delivered the following results for its fiscal first quarter:

Revenue: Total first quarter revenue was $8.25 billion, an increase of 11% Y/Y, and 13% CC. Subscription and support revenues were $7.64 billion, an increase of 11% Y/Y. Professional services and other revenues were $0.61 billion, an increase of 9% Y/Y.

Operating Margin: First quarter GAAP operating margin was 5.0%. First quarter non-GAAP operating margin was 27.6%. Restructuring impacted first quarter GAAP operating margin by (860) bps.

Earnings per Share: First quarter GAAP diluted earnings per share was $0.20, and non-GAAP diluted EPS was $1.69. Losses on the Company’s strategic investments negatively impacted GAAP diluted earnings per share by $(0.11) based on a U.S. tax rate of 25% and non-GAAP diluted EPS by $(0.11) based on a non-GAAP tax rate of 23.5%. Restructuring impacted first quarter GAAP diluted earnings per share by (72) cents.

Cash Flow: Cash generated from operations for the first quarter was $4.49 billion, an increase of 22% Y/Y. Free cash flow was $4.25 billion, an increase of 21% Y/Y. Restructuring impacted first quarter operating cash flow growth by (910) bps.

Remaining Performance Obligation: Remaining performance obligation ended the first quarter at $46.7 billion, an increase of 11% Y/Y. Current remaining performance obligation ended at $24.1 billion, an increase of 12% Y/Y, and 12% CC.

Forward Looking Guidance

As of May 31, 2023, the Company is initiating its second quarter GAAP and non-GAAP EPS guidance, current remaining performance obligation growth guidance, and revenue guidance. The Company is reiterating its full year FY24 revenue guidance and updating its GAAP and non-GAAP EPS guidance, GAAP and non-GAAP operating margin guidance, and operating cash flow guidance.

Our guidance assumes no change to the value of the Company's strategic investment portfolio as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the Company’s currently available information, and excludes forecasted discrete tax items such as the tax effects of stock-based compensation. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.

	Q2 FY24 Guidance	Full Year FY24 Guidance
Revenue	$8.51 - $8.53 Billion	$34.5 - $34.7 Billion
Y/Y Growth	~10%	~10%
FX Impact(1)	no impact	no impact
GAAP Operating Margin	N/A	~11.4%
Non-GAAP Operating Margin(2)	N/A	~28.0%
GAAP Earnings per Share(2)	$0.79 - $0.80	$2.67 - $2.69
Non-GAAP Earnings per Share(2)	$1.89 - $1.90	$7.41 - $7.43
Operating Cash Flow Growth (Y/Y)(3)	N/A	16% - 17%
Current Remaining Performance Obligation Growth (Y/Y)	~10%	N/A
FX Impact(4)	no impact	N/A
(1) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(2) Non-GAAP operating margin and non-GAAP earnings per share are non-GAAP financial measures. Refer to the Appendix for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP earnings per share guidance and Non-GAAP earnings per share guidance excludes any impact to share count from Q2 - Q4 FY24 repurchase activity under our Share Repurchase Program.
(3) Operating Cash Flow Growth guidance includes an estimated 14% - 16% headwind associated with charges from restructuring.
(4) Current Remaining Performance Obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY24 Guidance
GAAP operating margin(1)	~11.4%
Plus
Amortization of purchased intangibles(2)	5.4%
Stock-based compensation expense(2)	8.0%
Restructuring(2)(3)	3.2%
Non-GAAP operating margin(1)	~28.0%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY24.
(3) The percentages shown above have been calculated based on the high end of the estimated charges in connection with our restructuring plan announced on January 4, 2023 (the "Restructuring Plan").

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2024
	Q2	FY24
GAAP diluted earnings per share range(1)(2)	$0.79 - $0.80	$2.67 - $2.69
Plus
Amortization of purchased intangibles	$0.48	$1.89
Stock-based compensation expense	$0.74	$2.80
Restructuring(3)	$0.13	$1.11
Less
Income tax effects and adjustments(4)	$(0.25)	$(1.06)
Non-GAAP diluted earnings per share(2)	$1.89 - $1.90	$7.41 - $7.43
Shares used in computing basic net income per share (millions)(5)	981	984
Shares used in computing diluted net income per share (millions)(5)	987	991
(1) The Company's GAAP tax provision is expected to be approximately 30% for the three months ended July 31, 2023, and approximately 31% for the year ended January 31, 2024. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and Non-GAAP diluted earnings per share assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted earnings per share has been calculated based on the high end of the estimated charges in connection with the Restructuring Plan.
(4) The Company’s Non-GAAP tax provision uses a long-term projected tax rate of 23.5%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP earnings per share guidance and Non-GAAP earnings per share guidance excludes any impact to share count from Q2 - Q4 FY24 repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Product Releases and Enhancements
Three times a year Salesforce delivers new product releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments made over multiple years, designed to help customers drive cost savings, boost efficiency, and build trust.

To view our major product releases and other highlights as part of the Spring'23 Product Release, visit: www.salesforce.com/products/innovation/spring-23-release/

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce empowers companies of every size and industry to connect with their customers in a whole new way through the power of AI + data + CRM. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

Mike Spencer
Salesforce
Investor Relations
415-536-6250
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
pr@salesforce.com

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results and guidance, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, and expected restructuring expense or charges, and the expected timing of product releases and enhancements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results or outcomes could differ materially from those expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the impact of, and actions we may take in response to, the COVID-19 pandemic, related public health measures and resulting economic downturn and market volatility; our ability to maintain security levels and service performance that meet the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure additional data center capacity; our reliance on third-party hardware, software and platform providers; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Slack Technologies, Inc., and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to complete, on a timely basis or at all, announced transactions; our ability to realize the benefits from acquisitions, strategic partnerships, joint ventures and investments, and successfully integrate acquired businesses and technologies; our ability to compete in the markets in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our ability to preserve our workplace culture, including as a result of our decisions regarding our current and future office environments or work-from-home policies; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to maintain and enhance our brands; the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of transfers and the value of such transferred intellectual property; uncertainties regarding the effect of general economic, business and market conditions, including inflationary pressures, general economic downturn or recession, market volatility, increasing interest rates and changes in monetary policy; the potential impact of financial institution instability; the impact of geopolitical events, including the recent conflict in Europe; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our ability to execute our share repurchase program; our ability to comply with our debt covenants and lease obligations; the impact of climate change, natural disasters and actual or threatened public health emergencies the expected benefits of and timing of completion of the restructuring plan and the expected costs and charges of the restructuring plan, including, among other things, the risk that the restructuring costs and charges may be greater than we anticipate, the risk that our restructuring efforts may adversely affect our internal programs and our ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management, the risk that our restructuring efforts may negatively impact our business operations and reputation with or ability to serve customers, and the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and our ability to achieve our aspirations, goals and projections related to our environmental, social and governance initiatives.

Further information on these and other factors that could affect the Company’s actual results or outcomes is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at http://investor.salesforce.com/financials/.
Salesforce, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2023 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

1	Three Months Ended April 30,
	2023	2022
Revenues:
Subscription and support	$7,642	$6,856
Professional services and other	605	555
Total revenues	8,247	7,411
Cost of revenues (1)(2):
Subscription and support	1,510	1,440
Professional services and other	615	605
Total cost of revenues	2,125	2,045
Gross profit	6,122	5,366
Operating expenses (1)(2):
Research and development	1,207	1,318
Marketing and sales	3,154	3,372
General and administrative	638	656
Restructuring (3)	711	0
Total operating expenses	5,710	5,346
Income from operations	412	20
Gains (losses) on strategic investments, net	(141)	7
Other income (expense)	55	(56)
Income (loss) before benefit from (provision for) income taxes	326	(29)
Benefit from (provision for) income taxes	(127)	57
Net income	$199	$28
Basic net income per share	$0.20	$0.03
Diluted net income per share	$0.20	$0.03
Shares used in computing basic net income per share	980	991
Shares used in computing diluted net income per share	988	1,001
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenues	$248	$275
Marketing and sales	223	237
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenues	$103	$112
Research and development	241	279
Marketing and sales	263	291
General and administrative	73	94
Restructuring	16	0
(3)In January 2023, the Company announced a restructuring plan (the "Restructuring Plan”) intended to reduce operating costs, improve operating margins, and continue advancing the Company's ongoing commitment to profitable growth. The Restructuring Plan includes a reduction of the Company's workforce and select real estate exits and office space reductions within certain markets.

Salesforce, Inc.
Condensed Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended April 30,
	2023	2022
Revenues:
Subscription and support	93%	93%
Professional services and other	7	7
Total revenues	100	100
Cost of revenues (1)(2):
Subscription and support	18	20
Professional services and other	8	8
Total cost of revenues	26	28
Gross profit	74	72
Operating expenses (1)(2):
Research and development	15	18
Marketing and sales	38	45
General and administrative	8	9
Restructuring	8	0
Total operating expenses	69	72
Income from operations	5	0
Gains (losses) on strategic investments, net	(2)	0
Other income (expense)	1	0
Income (loss) before benefit from (provision for) income taxes	4	0
Benefit from (provision for) income taxes	(2)	0
Net income	2%	0%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenues	3%	4%
Marketing and sales	3	3

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenues	1%	1%
Research and development	3	4
Marketing and sales	3	4
General and administrative	1	1
Restructuring	0	0

Salesforce, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	April 30, 2023	January 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$9,155	$7,016
Marketable securities	4,822	5,492
Accounts receivable, net	4,632	10,755
Costs capitalized to obtain revenue contracts, net	1,772	1,776
Prepaid expenses and other current assets	1,600	1,356
Total current assets	21,981	26,395
Property and equipment, net	3,695	3,702
Operating lease right-of-use assets, net	2,646	2,890
Noncurrent costs capitalized to obtain revenue contracts, net	2,506	2,697
Strategic investments	4,633	4,672
Goodwill	48,567	48,568
Intangible assets acquired through business combinations, net	6,654	7,125
Deferred tax assets and other assets, net	2,859	2,800
Total assets	$93,541	$98,849
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$5,733	$6,743
Operating lease liabilities, current	591	590
Unearned revenue	15,121	17,376
Debt, current	181	1,182
Total current liabilities	21,626	25,891
Noncurrent debt	9,421	9,419
Noncurrent operating lease liabilities	2,880	2,897
Other noncurrent liabilities	2,202	2,283
Total liabilities	36,129	40,490
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(6,144)	(4,000)
Additional paid-in capital	56,026	55,047
Accumulated other comprehensive loss	(255)	(274)
Retained earnings	7,784	7,585
Total stockholders’ equity	57,412	58,359
Total liabilities and stockholders’ equity	$93,541	$98,849

Salesforce, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

1	Three Months Ended April 30,
	2023	2022
Operating activities:
Net income	$199	$28
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (1)	1,254	906
Amortization of costs capitalized to obtain revenue contracts, net	470	394
Stock-based compensation expense	696	776
(Gains) losses on strategic investments, net	141	(7)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	6,123	5,805
Costs capitalized to obtain revenue contracts, net	(275)	(399)
Prepaid expenses and other current assets and other assets	(291)	(409)
Accounts payable and accrued expenses and other liabilities	(1,403)	(1,222)
Operating lease liabilities	(168)	(202)
Unearned revenue	(2,255)	(1,994)
Net cash provided by operating activities	4,491	3,676
Investing activities:
Business combinations, net of cash acquired	0	(414)
Purchases of strategic investments	(105)	(223)
Sales of strategic investments	9	45
Purchases of marketable securities	(368)	(2,572)
Sales of marketable securities	269	441
Maturities of marketable securities	785	445
Capital expenditures	(243)	(179)
Net cash provided by (used in) investing activities	347	(2,457)
Financing activities:
Repurchases of common stock	(2,054)	0
Proceeds from employee stock plans	449	274
Principal payments on financing obligations	(110)	(72)
Repayments of debt	(1,001)	(1)
Net cash provided by (used in) financing activities	(2,716)	201
Effect of exchange rate changes	17	(25)
Net increase in cash and cash equivalents	2,139	1,395
Cash and cash equivalents, beginning of period	7,016	5,464
Cash and cash equivalents, end of period	$9,155	$6,859
(1)    Includes amortization of intangible assets acquired through business combinations, depreciation of fixed assets and amortization and impairment of right-of-use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)

	April 30, 2023	January 31, 2023	October 31, 2022	July 31, 2022	April 30, 2022
Full time equivalent headcount	72,970	79,390	79,824	78,634	77,810
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of software license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of April 30, 2023	$24.1	$22.6	$46.7
As of January 31, 2023	24.6	24.0	48.6
As of October 31, 2022	20.9	19.1	40.0
As of July 31, 2022	21.5	20.1	41.6
As of April 30, 2022	21.5	20.5	42.0
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended April 30,
	2023	2022
Unearned revenue, beginning of period	$17,376	$15,628
Billings and other (1)	5,937	5,328
Contribution from contract asset	55	89
Revenue recognized over time	(7,837)	(7,056)
Revenue recognized at a point in time	(410)	(355)
Unearned revenue from business combinations	0	2
Unearned revenue, end of period	$15,121	$13,636
(1)     Other includes, for example, the impact of foreign currency translation.

Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended April 30,
	2023	2022
Sales	$1,810	$1,632
Service	1,964	1,761
Platform and Other	1,567	1,419
Marketing and Commerce	1,170	1,089
Data	1,131	955
	$7,642	$6,856
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended April 30,
	2023	2022
Americas	$5,482	$4,971
Europe	1,951	1,738
Asia Pacific	814	702
	$8,247	$7,411
Constant Currency Growth Rates
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended April 30, 2023 Compared to Three Months Ended April 30, 2022	Three Months Ended January 31, 2023 Compared to Three Months Ended January 31, 2022	Three Months Ended April 30, 2022 Compared to Three Months Ended April 30, 2021
Sales	13%	16%	20%
Service	13%	15%	19%
Platform and Other	12%	18%	58%
Marketing and Commerce	10%	16%	24%
Data	20%	20%	15%
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended April 30, 2023 Compared to Three Months Ended April 30, 2022	Three Months Ended January 31, 2023 Compared to Three Months Ended January 31, 2022	Three Months Ended April 30, 2022 Compared to Three Months Ended April 30, 2021
Americas	10%	14%	21%
Europe	17%	20%	39%
Asia Pacific	24%	30%	32%
Total growth	13%	17%	26%
Current remaining performance obligation constant currency growth rates were as follows:

	April 30, 2023 Compared to April 30, 2022	January 31, 2023 Compared to January 31, 2022	April 30, 2022 Compared to April 30, 2021
Total growth	12%	13%	24%

Salesforce, Inc.
GAAP Results Reconciled to non-GAAP Results
The following tables reflect selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2023	2022
Non-GAAP income from operations
GAAP income from operations	$412	$20
Plus:
Amortization of purchased intangibles (1)	471	512
Stock-based compensation expense (2)(3)	680	776
Restructuring	711	0
Non-GAAP income from operations	$2,274	$1,308
Non-GAAP operating margin as a percentage of revenues
Total revenues	$8,247	$7,411
GAAP operating margin (4)	5.0%	0.3%
Non-GAAP operating margin (4)	27.6%	17.6%
Non-GAAP net income
GAAP net income	$199	$28
Plus:
Amortization of purchased intangibles (1)	471	512
Stock-based compensation expense (2)(3)	680	776
Restructuring	711	0
Income tax effects and adjustments	(387)	(334)
Non-GAAP net income	$1,674	$982

	Three Months Ended April 30,
	2023	2022
Non-GAAP diluted net income per share
GAAP diluted net income per share	$0.20	$0.03
Plus:
Amortization of purchased intangibles	0.48	0.51
Stock-based compensation expense	0.69	0.78
Restructuring	0.72	0.00
Income tax effects and adjustments	(0.40)	(0.34)
Non-GAAP diluted net income per share	$1.69	$0.98
Shares used in computing Non-GAAP diluted net income per share	988	1,001

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenues	$248	$275
Marketing and sales	223	237
	$471	$512

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenues	$103	$112
Research and development	241	279
Marketing and sales	263	291
General and administrative	73	94
	$680	$776

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above for the three months ended April 30, 2023 excludes stock-based compensation expense related to the Restructuring Plan of $16 million, which is included in the Restructuring line.

(4)    GAAP operating margin is the proportion of GAAP income (loss) from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense and charges related to the Restructuring Plan.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2023	2022
GAAP Basic Net Income Per Share
Net income	$199	$28
Basic net income per share	$0.20	$0.03
Shares used in computing basic net income per share	980	991

	Three Months Ended April 30,
	2023	2022
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$1,674	$982
Non-GAAP basic net income per share	$1.71	$0.99
Shares used in computing Non-GAAP basic net income per share	980	991

	Three Months Ended April 30,
	2023	2022
GAAP Diluted Net Income Per Share
Net income	$199	$28
Diluted net income per share	$0.20	$0.03
Shares used in computing diluted net income per share	988	1,001

	Three Months Ended April 30,
	2023	2022
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$1,674	$982
Non-GAAP diluted net income per share	$1.69	$0.98
Shares used in computing Non-GAAP diluted net income per share	988	1,001

Supplemental Cash Flow Information
Computation of Free Cash Flow, a Non-GAAP Measure
(in millions)
(Unaudited)

	Three Months Ended April 30,
	2023	2022
GAAP net cash provided by operating activities	$4,491	$3,676
Capital expenditures	(243)	(179)
Free cash flow	$4,248	$3,497

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP earnings per share, non-GAAP tax rates, free cash flow, constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles, and charges related to the Restructuring Plan. Non-GAAP operating margin for Q1 FY25 reflects our operating priorities, not specific guidance. A reconciliation of non-GAAP operating margin for Q1 FY25 is not available without unreasonable efforts and has been omitted in accordance with SEC rules. Non-GAAP earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges related to the Restructuring Plan, and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired Company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Gains on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2023, the Company used a projected non-GAAP tax rate 22.0%. For fiscal 2024, the Company uses a projected non-GAAP tax rate of 23.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present constant currency revenue growth rates, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to rather than the actual exchange rates in effect during that period. To present current remaining performance obligation growth rates on a constant currency basis, current remaining performance obligation balances in local currencies in previous comparable periods are converted using the United States dollar currency exchange rate as of the most recent balance sheet date.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.